UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007
BELK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (704) 357-1000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 31, 2007, Belk, Inc. (“Belk”) entered into a Note Purchase Agreement among Belk, certain subsidiaries of Belk (the “Obligors”) and the purchasers named therein.
Pursuant to the terms of the Note Purchase Agreement, the Obligors issued and sold $125,000,000 aggregate principal amount of unsecured senior notes to the purchasers, consisting of $125,000,000 of 6.20% Senior Notes, due August 31, 2017.
The Obligors may, at their option and upon notice to Senior Note holders, prepay at any time all, or from time to time any part of, the Senior Notes, in an amount not less than $1,000,000 in the case of partial prepayment, for the sum of the 100% of the principal amount so prepaid, accrued and unpaid interest, and the Make-Whole Amount, if any.
The Note Purchase Agreement contains customary restrictive covenants pertaining to management and operations of Belk and its subsidiaries, including limitations on debt, on liens, on transactions with affiliates and on mergers, consolidations and sale of assets. The Note Purchase Agreement includes certain financial covenants that require, among other things, the maintenance of a consolidated debt to consolidated tangible capitalization ratio not to exceed 60%, a minimum fixed charged coverage ratio of 1.75 to 1.00 and a priority debt to net worth ratio not to exceed 20%. The Note Purchase Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants of this agreement, incorrect or misleading representations or warranties, insolvency or bankruptcy, the occurrence of certain ERISA events, and certain judgment defaults.
The proceeds will be used to prepay existing indebtedness and for other general corporate purposes.
The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.
10.1     Note Purchase Agreement, dated as of August 31, 2007, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as obligors, and the purchasers referred to therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: September 7, 2007	By:	/s/ Ralph A. Pitts

Ralph A. Pitts, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Note Purchase Agreement, dated as of August 31, 2007, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as obligors, and the purchasers referred to therein